ARDEN REALTY LIMITED PARTNERSHIP
                  9100 Wilshire Boulevard
                       Suite 700 East
              Beverly Hills, California 90212

                      December 9, 1997


11601 Wilshire Associates
c/o Real Tech Leasing & Management
2080 Century Park East
Penthouse
Los Angeles, CA 90067
Attn:     David Wilstein

     Re:  World Savings Building.

Gentlemen:

     Reference is made to that certain Agreement to Acquire Certain Interests in Real Property dated November 12, 1997 and covering the World Savings Building at 11601 Wilshire Boulevard, Los Angeles, California, as modified by those certain letter agreements among us dated November 13, 1997, November 20, 1997, November 26, 1997, December 1, 1997 and December 3, 1997, respectively, extending the critical dates to December 5, 1997 and the Closing Date to December 10, 1997 (collectively, the "Master Agreement"), between you and your direct and indirect constituent partners as Owner and the undersigned as Acquirer ("Arden") regarding the above-referenced real property ("Property"). Capitalized terms not otherwise defined in this letter shall have the meaning ascribed to them in the Master Agreement.

     Prior to the date hereof you delivered to Arden a proposed Settlement Agreement between you and Sprink, Inc. ("Sprink") covering an alleged defect in the bolts used in the coupling of sprinkler system ("Bolts") whereby Sprink offered you the sum of $200,000 in full settlement of any claims related to the Bolts in exchange for a full and general release. In addition, the fire safety panel at the Building ("Fire Panel") and the upgrade of the Energy Management System at the Building ("EM System") may not be completed, repaired, fully functional and "signed-off" by the City of Los Angeles until after the Closing. Owner and Arden have continued discussion regarding these matters and have now agreed to resolve their differences with regard to these items and follows: Arden hereby agrees to acquire and Owner agrees to transfer the Property in accordance with the terms of the Master Agreement as amended by this letter agreement ("Amendment") upon the following additional or modified terms and conditions:

     1. Owner shall assign at Closing all of its right, title and interest in and to its cause of action or right to a cause of action against Sprink and all rights to the proposed settlement with Sprink, including the proceeds thereof.

     2. Owner acknowledges that (a) there is a balance due on the Fire Panel installation contract with Pyro Technation Specialists the sum of $87,941 (which includes certain holdbacks) at the completion thereof and (b) the Building has been cited by the Fire Department for violations of the fire, life-safety systems which must be remedied by January 5, 1998. Arden believes that there may be an additional $25,000 required to do the work which is specifically excluded from the Pyro Technation Specialists Contract (such as ceiling repair and painting) as well as do the work to satisfy the notices of violation. Owner agrees to credit the sum of $112,941 (i.e., $87,941 plus $25,000) to Arden at Closing and agrees to use its best efforts to obtain an extension prior to Closing of the date by which the violations must be cured to February 15, 1998.

     3. The EMS System work is being performed by The Bar Wren Company ("Contractor"). In order to provide security to Arden that the work will be completed, signed-off by the City of Los Angeles, fully functional under load conditions and warranted for one year by the Contractor, Owner has agreed to leave $250,000 in Escrow after Closing in an interest bearing account as a security fund and held by Escrow for a maximum of one year after Closing to provide security to Arden that if the Contractor fails to fully perform or complete the installation of the EM System upgrade to the reasonable satisfaction of Arden or the City of Los Angeles, or if the EM System fails under load tests or fails to otherwise adequately perform under standard working conditions at the Building in accordance with its specifications or the covenants or warranties of the Contractor or breaks-down during the warranty period and, in all such cases, is not promptly repaired so as to be fully functional by the Contractor under its warranty (as opposed to problems and costs related to maintenance work), Arden shall have the right by written notice to Escrow to demand immediate reimbursement for monies expended by it to correct, repair or replace the EM System (which ever is the most commercially reasonable alternative under the circumstances). This holdback reserve shall be managed in accordance with that certain Post Closing Reserve Agreement, attached hereto marked Exhibit A and incorporated herein by this reference.

     4. Commencing as of the date this Amendment is accepted by Owner, Purchaser shall be deemed to have "approved" the Property for all purposes and its Deposit shall be increased to a total of $2,500,000 and become non-refundable, subject to the conditions precedent to its obligation to Close as set forth in the Master Agreement. Without limitation thereon, Arden acknowledges that it is acquiring the Property subject to (i) the matters disclosed in connection with the Sprink litigation, and (ii) the status of the Fire Panel, Fire Department violations, and the EM System (and acknowledges that, except for the credits or holdbacks provided for herein, Owner shall have no further liability or obligation with respect thereto, such liability or obligation being hereby released). Arden waives and releases all claims whether known or unknown regarding the matters described in the preceding clauses (i) and (ii) including, without limitation, all benefits under California Civil Code Section 1542; provided, however, that Owner represents and warrants to Arden that $87,941 is the maximum amount due under paragraph 2(a) above and the foregoing waiver shall not apply to this representation and warranty.

     5. Notwithstanding anything in the Master Agreement to the contrary, the Apollo interest shall first be contributed to Arden by means of a Contribution Agreement being executed concurrently with this Amendment whereby Apollo shall receive at Closing OP Units in exchange for its equity in the Property; and the amount utilized to calculate the number of OP Units of Apollo and the OP Units of the Constituent Partners of Wilstein to be acquired pursuant to the respective Contribution Agreements shall be reduced by each such entities' share of the net expenses of the transaction which shall be paid by Arden on such entities' behalf.

     6. Except to the extent set forth above, Owner and Arden hereby reaffirm and ratify the Master Agreement as previously amended and as amended hereby.

     7. This letter may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this letter may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. In addition to the foregoing, the parties hereto each (i) has agreed to permit the use of telecopied signatures in order to expedite the transaction contemplated by this letter, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other party will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this letter and notices effecting the transaction contemplated by this letter based on the fact that a signature or notice was sent by telecopy.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return a copy of this Amendment for our files.

                           Sincerely,

                           ARDEN REALTY LIMITED PARTNERSHIP,
                           a Maryland limited partnership

                           By:  Arden Realty, Inc.
                              a Maryland corporation
                              Its general partner


                              By:/s/ Richard S. Ziman
                                Richard S. Ziman,
                                Chairman of the Board and
                                Chief Executive Officer


Accepted and Agreed to this
12th day to December 1997

11601 WILSHIRE ASSOCIATES,
a California general partnership

By:  11601 HOLDING CORP.,
     a Delaware corporation,
     Its General Partner


     By:/s/ Andrew S. Cohen
        ANDREW S. COHEN,
        Vice President

By:  SAN VICENTE ASSOCIATES,
     a California general partnership,
     Its General Partner

     By:    WILSHIRE SV ASSOCIATES,
        a California limited partnership
        (formerly known as WSVA Associates),
        Its General Partner

        By: HOUSING AFFILIATES, INC.,
            a California corporation,
            Its General Partner


            By:/s/ David Wilstein
                DAVID WILSTEIN,
                President

     By:    FOREST CITY SAN VICENTE CORP.,
            an Ohio corporation,
            Its General Partner


        By: /s/ D. Layton McCown
        Print Name: D. Layton McCown
        Print Title: Vice President


11601 HOLDING CORP.,
a Delaware corporation


By: /s/ Andrew S. Cohen
     Name:  Andrew S. Cohen
     Title:  Vice President


WILSHIRE SV ASSOCIATES,
a California limited partnership
By:Housing Affiliates, Inc.,
   a California corporation


By: /s/ David Wilstein
     David Wilstein, President


CONSTITUENT PARTNERS OF WILSHIRE SV ASSOCIATES

HOUSING AFFILIATES, INC.,
a California corporation


By: /s/ David Wilstein
     David Wilstein, President


     /s/ David Wilstein
     David Wilstein as Co-Trustee of
     D & S Wilstein Family Trust - 1989


     /s/ Leonard Wilstein
     Leonard Wilstein as Co-Trustee of 1987
     L & J Wilstein Family Trust



     /s/ Arnold Rosenstein
     Arnold Rosenstein


     /s/ Lee Jensen
     Lee Jensen as Trustee of the 1987
     Jensen Living Revocable Trust


FOREST CITY SAN VICENTE CORP.,
an Ohio corporation


By: /s/ D. Layton McCown
    Name: D. Layton McCown
    Title: Vice President



cc:  Victor J. Coleman
     Brig Troy
     Kenneth R. Blumer, Esq. (310) 201-4746
     Rose Martinez       (213) 488-4384
     Gary Laughlin Esq.     (310) 201-8922
     Nicolas Ramniceanu, Esq.(310) 552-3209